UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported)
January 27, 2010
QUALITY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

CALIFORNIA	001-12537	95-2888568
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification Number)
18111 Von Karman, Suite 600
Irvine, California 92612
(Address of Principal Executive Offices)
(949) 255-2600
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.
Amendment of Outside Director Compensation Program and Restricted Stock Agreement.
     On January 27, 2010, the Company’s Board, upon recommendation of the Compensation Committee, approved an amendment to its 2010 Outside Director Compensation Program which permits the granting of shares of restricted stock to outside directors that serve for a partial year (generally, as a result of Board appointment to fill a vacancy on the Board) on a pro-rata basis based upon the percentage of the fiscal period for which service was rendered. The Program previously only permitted restricted stock grants to outside directors upon election or re-election to the Board. The amended Program, marked to show the amendment, is attached to this Current Report as Exhibit 10.1.
     On January 27, 2010, the Company’s Board, upon recommendation of the Compensation Committee, approved an amendment to the Company’s standard form of Restricted Stock Agreement which clarifies that the recipient of restricted stock has no dividend or voting rights in such shares until their vesting date. The amended Restricted Stock Agreement, marked to show the amendment, is attached to this Current Report as Exhibit 10.2.

Item 2.02	Results of Operations and Financial Condition.
     The information in this Form 8-K and the Exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
     On January 28, 2010, the Company issued a press release announcing its financial performance for the period ended December 31, 2009. On that same date, the Company conducted a conference call concerning its performance for the period ended December 31, 2009. A copy of the news release is attached to this Form 8-K as Exhibit 99.1, which is incorporated herein by this reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Amendment of Standard form of Indemnification Agreement; Indemnification Agreements between the Company and Certain Officers.
     On January 27, 2010, the Company’s Board approved (i) an amendment of the Company’s standard form of Indemnification Agreement to permit contribution rights, and (ii)

entry into the Company’s standard form of Indemnification Agreement with its officers Scott Decker and Tim Eggena. The Company’s standard indemnification agreement and its articles of incorporation and bylaws require it to indemnify the Company’s directors and executive officers to the fullest extent permitted by California law. The amendment permits contribution rights between the Company and the other party to the Indemnification Agreement. The amended standard Indemnification Agreement, marked to show the amendment, is attached to this Current Report as Exhibit 10.3. It is anticipated that Mr. Decker and Mr. Eggena will enter into the standard form of Indemnification Agreement, as amended, shortly.

Item 8.01	Other Events.
Quarterly Dividend
     On January 27, 2010, the Company’s Board declared a quarterly cash dividend of $0.30 per share on the Company’s outstanding shares of common stock, payable to shareholders of record as of March 23, 2010 with an anticipated distribution date on or about April 5, 2010 pursuant to the Company’s current policy to pay a regular quarterly dividend on the Company’s outstanding shares of Common Stock each fiscal quarter subject to further Board review, approval and establishment of record and distribution dates by the Board prior to the declaration and payment of each such quarterly dividend.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Outside Director Compensation Program as amended

10.2	Restricted Stock Agreement as amended

10.3	Indemnification Agreement

99.1	Press release dated January 28, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 1, 2010

QUALITY SYSTEMS, INC.

By:	/s/ Paul Holt
Paul Holt
Chief Financial Officer

EXHIBITS ATTACHED TO THIS REPORT ON FORM 8-K

Exhibit No.	Description
10.1	Outside Director Compensation Program as amended

10.2	Restricted Stock Agreement as amended

10.3	Indemnification Agreement

99.1	Press release dated January 28, 2010